Exhibit 99.1

UWM Holdings Corporation Announces
Second Quarter 2025 Results

Second Quarter Net Income of $314.5 million. Loan Origination Volume of $39.7 billion, up 18% Year over Year
PONTIAC, MI, August 7, 2025 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the second quarter ended June 30, 2025. Total loan origination volume was $39.7 billion for the second quarter 2025. The Company also reported 2Q25 total revenue of $758.7 million and net income of $314.5 million.

Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, "The second quarter of 2025 was an outstanding quarter for UWM. I am proud that we delivered our best quarter since 2021, and it wasn't because of any market tailwinds. It was fantastic both operationally and financially, but more importantly, we made a series of significant strategic decisions and product launches that we believe are not only game-changing for mortgage brokers, but also will change the trajectory of our company and the wholesale channel. Our latest AI technologies, Mia and LEO, are two excellent examples of the leadership you’ll continue to see from us in this space, and more importantly, we are now seeing measurable results in our business as a result of the investments we have made in artificial intelligence. I am proud of our team and excited for what lies ahead."

Second Quarter 2025 Highlights

•Originations of $39.7 billion in 2Q25, compared to $32.4 billion in 1Q25 and $33.6 billion in 2Q24
•Purchase originations of $27.3 billion in 2Q25, compared to $21.7 billion in 1Q25 and $27.2 billion in 2Q24
•Total gain margin of 113 bps in 2Q25 compared to 94 bps in 1Q25 and 106 bps in 2Q24
•Total revenue of $758.7 million in 2Q25 compared to $613.4 million in 1Q25 and $622.4 million in 2Q24
•Net income of $314.5 million in 2Q25 compared to net loss of $247.0 million in 1Q25 and net income of $76.3 million in 2Q24
•Adjusted EBITDA of $195.7 million in 2Q25 compared to $57.8 million in 1Q25 and $133.1 million in 2Q24
•Total equity of $1.7 billion at June 30, 2025, compared to $1.6 billion at March 31, 2025, and $2.3 billion at June 30, 2024
•Unpaid principal balance of MSRs of $211.2 billion with a WAC of 5.51% at June 30, 2025, compared to $214.6 billion with a WAC of 5.44% at March 31, 2025, and $189.5 billion with a WAC of 4.31% at June 30, 2024
•Ended 2Q25 with approximately $2.2 billion of available liquidity, including $490.0 million of cash and available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q2 2025	Q1 2025	Q2 2024
Loan origination volume(1)	$39,744,514	$32,351,776	$33,628,993
Total gain margin(1)(2)	1.13%	0.94%	1.06%
Total revenue	$758,700	$613,370	$622,413
Net income (loss)	314,479	(247,028)	76,286
Diluted earnings (loss) per share	0.11	(0.12)	0.03
Adjusted diluted earnings (loss) per share(3)	0.16	N/A	0.04
Adjusted net income (loss) (3)	249,429	(195,300)	59,809
Adjusted EBITDA(3)	195,683	57,803	133,146

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume
(3) Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q2 2025	Q1 2025	Q2 2024
Cash and cash equivalents	$489,984	$485,024	$680,513
Mortgage loans at fair value	8,040,310	8,402,211	8,236,183
Mortgage servicing rights	3,445,195	3,321,457	2,650,090
Total assets	13,886,889	14,048,433	12,921,641
Non-funding debt (1)	3,323,565	3,149,687	2,108,426
Total equity	1,747,982	1,635,349	2,329,012
Non-funding debt to equity (1)	1.90	1.93	0.91
(1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q2 2025	Q1 2025	Q2 2024
Unpaid principal balance	$211,237,964	$214,615,072	$189,482,798
Weighted average interest rate	5.51%	5.44%	4.31%
Weighted average age (months)	19	19	26

Second Quarter Business and Product Highlights

LE Optimizer Tool (LEO)

•We launched LE Optimizer (LEO), an innovative tool that provides a detailed analysis of competitors’ Loan Estimates (LE) and identifies gaps and opportunities for better deals for the borrower. This enables independent mortgage brokers to present better loan estimates and win more loans.

Loan Officer Assistant, “Mia”

•We released Mia, an AI-powered virtual assistant built by UWM’s in-house technology team. Mia is designed to handle a variety of client engagement touchpoints, including answering inbound calls, making outbound calls, asking and answering questions, taking messages, scheduling appointments, and collecting callback information. Mia is available 24/7, 365 days a year, and ensures mortgage brokers never have to worry about answering or missing a call.

UWM LIVE!

•We hosted our 4th annual UWM LIVE! event, the largest mortgage broker event in the country, welcoming nearly 6,000 mortgage broker partners, processors, and real estate agents to our campus in Pontiac, Michigan.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q2 2025	Q1 2025	Q2 2024
Conventional	$16,825,147	$13,179,468	$15,650,022
Government	8,358,290	6,673,499	8,298,147
Jumbo and other (1)	2,115,964	1,894,070	3,224,482
Total Purchase	$27,299,401	$21,747,037	$27,172,651

Refinance:	Q2 2025	Q1 2025	Q2 2024
Conventional	$5,082,559	$4,339,327	$2,506,853
Government	5,688,192	4,699,294	2,573,514
Jumbo and other (1)	1,674,362	1,566,118	1,375,975
Total Refinance	$12,445,113	$10,604,739	$6,456,342
Total Originations	$39,744,514	$32,351,776	$33,628,993

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens)
Third Quarter 2025 Outlook
We anticipate third quarter production to be in the $33 to $40 billion range, with gain margin from 100 to 125 basis points.
Dividend
Subsequent to June 30, 2025, for the nineteenth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on October 9, 2025, to stockholders of record at the close of business on September 18, 2025. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around October 9, 2025.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Thursday, August 7, 2025, at 10:00 a.m. ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I3508361
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, and the change in fair value of retained investment securities as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.
In addition, we disclose “Non-funding debt” and the “Non-funding debt-to-equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q2 2025	Q1 2025	Q2 2024
Earnings (loss) before income taxes	$329,418	$(260,816)	$77,072
Adjusted income tax (provision) benefit	(79,989)	65,516	(17,263)
Adjusted net income (loss)	$249,429	$(195,300)	$59,809

Adjusted Diluted EPS	Q2 2025	Q2 2024
Diluted weighted average Class A Common shares outstanding	202,133,122	95,387,609
Assumed pro forma conversion of Class D shares(1)	1,396,892,510	1,502,069,787
Adjusted diluted weighted average shares outstanding(1)	1,599,025,632	1,597,457,396

Adjusted Net Income (in thousands)	249,429	59,809
Adjusted Diluted EPS	0.16	0.04
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock

Adjusted EBITDA	Q2 2025	Q1 2025	Q2 2024
Net income (loss)	$314,479	$(247,028)	$76,286
Interest expense on non-funding debt	50,775	50,081	31,951
Provision (benefit) for income taxes	14,939	(13,788)	786
Depreciation and amortization	12,200	11,340	11,404
Stock-based compensation expense	11,729	8,310	3,937
Change in fair value of MSRs due to valuation inputs or assumptions	(3,154)	250,821	38,222
Gain on other interest rate derivatives	(208,904)	—	(27,166)
Deferred compensation, net	1,773	914	(1,169)
Change in fair value of Public and Private Warrants	(1,309)	(685)	(1,739)
Change in Tax Receivable Agreement liability	3,557	(442)	—
Change in fair value of investment securities	(402)	(1,721)	634
Adjusted EBITDA	$195,683	$57,803	$133,146

Non-funding debt and non-funding debt to equity	Q2 2025	Q1 2025	Q2 2024
Senior notes	$2,787,797	$2,786,467	$1,990,233
Secured lines of credit	425,000	250,000	—
Borrowings against investment securities	86,896	88,775	91,406
Finance lease liability	23,872	24,445	26,787
Total non-funding debt	$3,323,565	$3,149,687	$2,108,426
Total equity	$1,747,982	$1,635,349	$2,329,012
Non-funding debt to equity	1.90	1.93	0.91

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our strategic investments and product launches ; (2) our ability to adapt and scale our business when interest rates move; (3) our ability to handle our origination volume while limiting the impact on our fixed costs; (4) our position amongst our competitors and ability to capture market share; (5) our beliefs regarding opportunities in 2025 for our business and the broker channel; (6) our beliefs regarding operational profitability; (7) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (8) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (9) our beliefs related to the amount and timing of our dividend; (10) our expectations for future market environments, including interest rates, and the timing of such market changes; (11) our expectations related to production, gain margin and our overall success in the third quarter of 2025; (12) our performance in shifting market conditions and the comparison of such performance against our competitors; (13) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (14) our position and ability to capitalize on market opportunities and the impacts to our results and (15) our investments in technology and its impact to our operations, ability to scale and financial results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s ability to successfully implement strategic decisions and product launches; (ii) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by changes in the Presidential Administration that affect interest rates and inflation; (iii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iv) UWM’s ability to sell loans in the secondary market; (v) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (vi) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vii) our ability to comply with all rules and regulations in connection with the launch of our internal servicing; (viii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (ix) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (x) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xi) UWM’s ability to continue to attract and retain its broker relationships; (xii) UWM’s ability to implement technological innovation, such as AI in our operations; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xiv) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xv) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xvi) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for ten consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2025	December 31, 2024
Assets	(Unaudited)
Cash and cash equivalents (includes restricted cash of $16.1 million and $16.0 million, respectively)	$489,984	$507,339
Mortgage loans at fair value	8,040,310	9,516,537
Derivative assets	59,356	99,964
Investment securities at fair value, pledged	101,627	103,013
Accounts receivable, net	719,369	417,955
Mortgage servicing rights	3,445,195	3,969,881
Premises and equipment, net	166,460	146,199
Operating lease right-of-use asset (includes $89,877 and $92,553 with related parties)	91,004	93,730
Finance lease right-of-use asset, net (includes $21,704 and $22,737 with related parties)	21,810	23,193
Loans eligible for repurchase from Ginnie Mae	564,806	641,554
Other assets	186,968	151,751
Total assets	$13,886,889	$15,671,116
Liabilities and Equity
Warehouse lines of credit	$7,254,526	$8,697,744
Derivative liabilities	76,683	35,965
Secured line of credit	425,000	500,000
Borrowings against investment securities	86,896	90,646
Accounts payable, accrued expenses and other	661,496	580,736
Accrued distributions and dividends payable	160,360	159,827
Senior notes	2,787,797	2,785,326
Operating lease liability (includes $96,343 and $99,199 with related parties)	97,471	100,376
Finance lease liability (includes $23,757 and $24,608 with related parties)	23,872	25,094
Loans eligible for repurchase from Ginnie Mae	564,806	641,554
Total liabilities	12,138,907	13,617,268
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2025 or December 31, 2024	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 205,979,563 and 157,940,987 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	21	16
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2025 or December 31, 2024	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2025 or December 31, 2024	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,393,282,620 and 1,440,332,098 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	139	144
Additional paid-in capital	5,688	3,523
Retained earnings	170,320	157,837
Non-controlling interest	1,571,814	1,892,328
Total equity	1,747,982	2,053,848
Total liabilities and equity	$13,886,889	$15,671,116

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
Revenue
Loan production income	$447,882	$304,751	$357,109
Loan servicing income	178,813	190,517	143,910
Interest income	132,005	118,102	121,394
Total revenue	758,700	613,370	622,413
Other gains (losses)
Change in fair value of mortgage servicing rights	(111,421)	(388,585)	(142,485)
Gain on other interest rate derivatives	208,904	—	27,166
Other gains (losses), net	97,483	(388,585)	(115,319)
Expenses
Salaries, commissions and benefits	211,461	192,800	160,311
Direct loan production costs	46,330	43,127	45,485
Marketing, travel, and entertainment	26,379	22,190	24,438
Depreciation and amortization	12,200	11,340	11,404
General and administrative	59,999	68,148	55,051
Servicing costs	35,083	30,434	25,787
Interest expense	133,467	120,410	108,651
Other expense (income)	1,846	(2,848)	(1,105)
Total expenses	526,765	485,601	430,022
Earnings (loss) before income taxes	329,418	(260,816)	77,072
Provision (benefit) for income taxes	14,939	(13,788)	786
Net income (loss)	314,479	(247,028)	76,286
Net income (loss) attributable to non-controlling interest	291,570	(233,349)	73,236
Net income (loss) attributable to UWMC	$22,909	$(13,679)	$3,050

Earnings (loss) per share of Class A common stock:
Basic	$0.11	$(0.08)	$0.03
Diluted	$0.11	$(0.12)	$0.03
Weighted average shares outstanding:
Basic	202,133,122	164,100,022	95,387,609
Diluted	202,133,122	1,598,383,240	95,387,609

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of June 30, 2025, and the preceding four quarters and Statements of Operations for the quarter ended June 30, 2025, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and cash equivalents, including restricted cash	$489,984	$485,024	$507,339	$636,327	$680,153
Mortgage loans at fair value	8,040,310	8,402,211	9,516,537	10,141,683	8,236,183
Derivative assets	59,356	43,958	99,964	66,977	54,962
Investment securities at fair value, pledged	101,627	102,982	103,013	108,964	105,593
Accounts receivable, net	719,369	472,299	417,955	561,901	516,838
Mortgage servicing rights	3,445,195	3,321,457	3,969,881	2,800,054	2,650,090
Premises and equipment, net	166,460	153,855	146,199	147,981	146,750
Operating lease right-of-use asset	91,004	92,450	93,730	95,123	96,474
Finance lease right-of-use asset, net	21,810	22,464	23,193	24,020	25,061
Loans eligible for repurchase from Ginnie Mae	564,806	750,769	641,554	391,696	279,290
Other assets	186,968	200,964	151,751	145,072	130,247
Total assets	$13,886,889	$14,048,433	$15,671,116	$15,119,798	$12,921,641
Liabilities and Equity
Warehouse lines of credit	$7,254,526	$7,573,139	$8,697,744	$9,207,746	$7,429,591
Derivative liabilities	76,683	27,922	35,965	93,599	26,171
Secured line of credit	425,000	250,000	500,000	300,000	—
Borrowings against investment securities	86,896	88,775	90,646	93,662	91,406
Accounts payable, accrued expenses and other	661,496	652,701	580,736	573,865	486,138
Accrued distributions and dividends payable	160,360	159,856	159,827	159,818	159,766
Senior notes	2,787,797	2,786,467	2,785,326	1,991,216	1,990,233
Operating lease liability	97,471	99,010	100,376	101,833	103,247
Finance lease liability	23,872	24,445	25,094	25,836	26,787
Loans eligible for repurchase from Ginnie Mae	564,806	750,769	641,554	391,696	279,290
Total liabilities	12,138,907	12,413,084	13,617,268	12,939,271	10,592,629
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 205,979,563 as of June 30, 2025, 200,781,659 as of March 31, 2025, 157,940,987 as of December 31, 2024, 113,150,968 as of September 30, 2024 and 95,587,806 as of June 30, 2024	21	20	16	11	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,393,282,620 as of June 30, 2025, 1,397,782,620 as of March 31, 2025, 1,440,332,098 as of December 31, 2024 and 1,502,069,787 as each of the rest of periods presented	139	140	144	149	150
Additional paid-in capital	5,688	4,298	3,523	2,644	2,305
Retained earnings	170,320	160,407	157,837	116,561	111,021
Non-controlling interest	1,571,814	1,470,484	1,892,328	2,061,162	2,215,526
Total equity	1,747,982	1,635,349	2,053,848	2,180,527	2,329,012
Total liabilities and equity	$13,886,889	$14,048,433	$15,671,116	$15,119,798	$12,921,641

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue
Loan production income	$447,882	$304,751	$407,229	$465,548	$357,109
Loan servicing income	178,813	190,517	173,300	134,753	143,910
Interest income	132,005	118,102	140,067	145,297	121,394
Total revenue	758,700	613,370	720,596	745,598	622,413
Other gains (losses)
Change in fair value of mortgage servicing rights	(111,421)	(388,585)	309,149	(446,100)	(142,485)
Gain (loss) on other interest rate derivatives	208,904	—	(469,538)	226,936	27,166
Other gains (losses), net	97,483	(388,585)	(160,389)	(219,164)	(115,319)
Expenses
Salaries, commissions and benefits	211,461	192,800	193,155	181,453	160,311
Direct loan production costs	46,330	43,127	54,958	58,398	45,485
Marketing, travel, and entertainment	26,379	22,190	30,771	22,462	24,438
Depreciation and amortization	12,200	11,340	11,094	11,636	11,404
General and administrative	59,999	68,148	60,314	53,664	55,051
Servicing costs	35,083	30,434	29,866	25,009	25,787
Interest expense	133,467	120,410	142,342	141,102	108,651
Other expense (income)	1,846	(2,848)	(4,625)	421	(1,105)
Total expenses	526,765	485,601	517,875	494,145	430,022
Earnings (loss) before income taxes	329,418	(260,816)	42,332	32,289	77,072
Provision (benefit) for income taxes	14,939	(13,788)	1,719	344	786
Net income (loss)	314,479	(247,028)	40,613	31,945	76,286
Net income (loss) attributable to non-controlling interest	291,570	(233,349)	31,694	38,240	73,236
Net income (loss) attributable to UWMC	$22,909	$(13,679)	$8,919	$(6,295)	$3,050

Earnings (loss) per share of Class A common stock:
Basic	$0.11	$(0.08)	$0.06	$(0.06)	$0.03
Diluted	$0.11	$(0.12)	$0.02	$(0.06)	$0.03
Weighted average shares outstanding:
Basic	202,133,122	164,100,022	155,584,329	99,801,301	95,387,609
Diluted	202,133,122	1,598,383,240	1,598,241,235	99,801,301	95,387,609